Exhibit 99.2

FREQUENCY THERAPEUTICS SHARES CLINICAL DATA FROM EXPLORATORY STUDY CONFIRMING DELIVERY OF FX-322 TO THE COCHLEA

Top-Line Results Show Consistent Drug Entry in All Patients

WOBURN, Mass., May 14, 2020 – Frequency Therapeutics, Inc. (Nasdaq: FREQ), today announced top-line data from an exploratory clinical study designed to show whether drug levels of FX-322 in the cochlea can be directly measured. In addition to confirming the viability of the approach, study results showed measurable concentrations of FX-322 in every patient and that anatomical factors did not prevent the active agents of FX-322 from reaching the cochlea. Further, the levels of FX-322 in the cochlea were predicted to reach the therapeutically active range of the treatment.

FX-322 is Frequency’s lead product candidate, designed to regenerate auditory sensory hair cells in the cochlea and improve hearing in patients with sensorineural hearing loss (SNHL). A Phase 1/2 study of FX-322 previously demonstrated statistically significant and clinically meaningful improvements in key measures of hearing function in patients with SNHL.

The exploratory study, initiated late in 2019, was conducted at the Hannover Medical Centre in Hannover, Germany. Results were based on an analysis of cochlear fluid, known as perilymph, obtained intraoperatively from patients undergoing cochlear implant surgery. Each patient received a single intratympanic injection of FX-322, enabling researchers to directly measure the level of FX-322 in perilymph, which is not otherwise feasible in inner-ear studies because accessing the cochlea involves an invasive surgical procedure.

“When we consider these new findings, together with the hearing signal observed in our earlier Phase 1/2 study, we believe we have developed the first known evidence of a pharmacokinetic/pharmacodynamic effect of a potential hearing restoration therapeutic. Through this study we have gained critical insight into the delivery properties of FX-322 and clinical confirmation that it reached the site of action in all study patients,” said Carl LeBel, Ph.D., Frequency’s Chief Development Officer.

In the study, seven subjects received a single dose of FX-322 at the same dose level given in the Company’s Phase 1/2 study and its ongoing Phase 2a study. Levels of both molecules that make up FX-322 were measured in all patients. The presence of round window membrane mucosal folds in certain subjects did not prevent the entry of FX-322 into the cochlea. Both agents that make up FX-322 were also predicted to achieve therapeutically active drug levels in the high frequency range of the cochlea, based on computer models. Study subjects were followed for approximately 30 days after the procedure and no serious treatment related adverse events were observed.

“Studying perilymph samples from all our cochlear implant patients has helped us to better understand the connection between certain proteins and their association with inner ear disorders. This study has now shown us for the first time that concentrations of a hearing restoration therapeutic candidate can be quantified in perilymph after intratympanic injection, and we believe this novel approach can help accelerate the understanding of therapeutics for the inner ear,” said Prof. Thomas Lenarz, Director of the Ear, Nose and Throat Clinic and the German Hearing Center of the Hannover Medical School and the principal investigator for the study.

Frequency intends to present the results from this study at an upcoming medical conference.

About Sensorineural Hearing Loss

Sensorineural hearing loss is the most common form of hearing loss, typically resulting from damage to the hair cells in the inner ear that convert sound waves from the inner ear to the brain, impacting millions of individuals in the U.S. and worldwide. These auditory sensory hair cells may be lost due to chronic noise exposure, aging, certain viral infections or exposure to drugs that are toxic to the ear.

About Frequency Therapeutics

Frequency Therapeutics is a leader in the development of medicines designed to activate progenitor cells within the body to treat degenerative diseases. The Company’s progenitor cell activation (PCA) approach stimulates progenitor cells to create functional tissue with the aim of developing disease modifying therapies. The Company’s lead product candidate, FX-322, is designed to regenerate auditory hair cells to restore hearing function. In a FX-322 Phase 1/2 study, statistically significant and clinically meaningful improvements in key measures of hearing function in patients with sensorineural hearing loss were observed. FX-322 is being evaluated in an ongoing Phase 2a study. The Company also is evaluating additional diseases where its PCA approach could create functional tissue, including a discovery program in multiple sclerosis.

Headquartered in Woburn, Mass., Frequency has a license and collaboration agreement with Astellas Pharma Inc. for FX-322, for which it retains U.S. rights, as well as additional collaboration and licensing agreements with academic and nonprofit research organizations including The Scripps Research Institute, Cambridge Enterprises Limited, Massachusetts Eye and Ear, Partners Healthcare and the Massachusetts Institute of Technology. For more information, visit www.frequencytx.com and follow Frequency on Twitter @Frequencytx.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the novelty of the exploratory study in Germany, the timing of presentation or publication of results of the exploratory study in Germany, the implications of the results of the exploratory Germany study in combination with our other trials, the therapeutic levels of FX-322 predicted in the exploratory Germany study, the ability of our technology platform to provide patient benefit, estimates of the size of the hearing loss population and population at risk for hearing loss and the potential application of the PCA platform to other diseases.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the Company has incurred and will continue to incur significant losses and is not and may never be profitable; the Company’s need for additional funding to complete development and commercialization of any product candidate; the Company’s dependence on the development of FX-322; the unproven approach of the PCA platform; the lengthy, expensive and uncertain process of clinical drug development and regulatory approval; limited experience successfully obtaining marketing approval for and commercializing product candidates; the results of earlier clinical trials not being indicative of the results from later clinical trials; differences between preliminary or interim data and final data; adverse events or undesirable side effects; disruptions at the FDA and other regulatory agencies; failure to identify additional product candidates; new or changed legislation; failure to maintain Fast Track designation for FX-322 and such designation failing to result in faster development or regulatory review or approval; costly and damaging litigation, including related to product liability or intellectual property or brought by stockholders; dependence on Astellas Pharma Inc. for the development and commercialization of FX-322 outside of the United States; misconduct by employees or independent contractors; reliance on third parties, including to conduct clinical trials and manufacture product candidates; compliance with laws and regulations, including healthcare and environmental, health, and safety laws and regulations; failure to obtain, maintain and enforce protection of patents and other intellectual property; security breaches or failure to protect private personal information; attracting and retaining key personnel; and ability to manage growth.

These and other important factors discussed under the caption “Risk factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (SEC) on March 26, 2020 and its other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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Contacts:

Investor Contact:
Carlo Tanzi, Ph.D.
Kendall Investor Relations
ctanzi@kendallir.com
617-914-0008

Media Contact:
Suzanne Day

Frequency Therapeutics

Tel: 781-496-2211

Email: sday@frequencytx.com